FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
Ryan Hobbs
Director, Corporate Development
256.730.2701
ryan.hobbs@intergraph.com
Hellman & Friedman and Texas Pacific Group Complete Acquisition of Intergraph Corporation
HUNTSVILLE, Ala., November 29, 2006 — Intergraph Corporation (NASDAQ: INGR), a leading global provider of spatial information management (SIM) software, today announced the completion of the acquisition of Intergraph by an investor group led by Hellman & Friedman LLC and Texas Pacific Group.
Intergraph announced on August 31, 2006 a definitive agreement with the investor group regarding the acquisition of the Company in a transaction valued at approximately $1.3 billion. Under the terms of the agreement, Intergraph stockholders will receive $44.00 in cash, without interest, for each share of Intergraph common stock held.
“We are pleased with the successful outcome of this transaction, which has provided great value to our public shareholders. We believe the acquisition represents an endorsement of our business transformation efforts and the operational progress we have made over the past several years. I attribute our success to the people of Intergraph, whose determination and dedication to our modern mission have made these results possible,” said R. Halsey Wise, Intergraph President & CEO. “We look forward to working with Hellman & Friedman and Texas Pacific Group in this next chapter of our corporate history. We remain deeply committed to delivering differentiated solutions to the markets we serve, and we now expect to have even greater flexibility to invest in our customers, technology, people and future.”
“Intergraph begins its new life as a private company today. I would like to thank the many contributors who made this transaction possible,” said John Marren, Senior Partner at Texas Pacific Group. “As the new owners of Intergraph, we will work with management to build upon the Company’s recent operational improvements, history of technology leadership and commitment to customer service and success.”

“As a private company, Intergraph now enters a new phase of growth and opportunity. We look forward to working with the people of Intergraph to grow long-term business value by addressing the specific technology needs of the Company’s customers and markets,” said David R. Tunnell, Managing Director of Hellman & Friedman LLC. “We believe Intergraph is a uniquely positioned global software company and has strong franchises with leading industry positions in large and growing end markets.”
Hellman & Friedman and Texas Pacific Group, both based in San Francisco, have previously partnered on a number of investments, including Linsco/Private Ledger (LPL Financial Services) and Texas Genco. Investing alongside the lead investors is JMI Equity, a Baltimore and San Diego-based private equity firm exclusively focused on software and Internet driven businesses.
Intergraph stock will cease to trade on the NASDAQ Global Select Market at market close today and will no longer be listed. Intergraph has appointed Computershare Shareholder Services, Inc. as paying agent, and, as soon as practicable, will mail a letter of transmittal and instructions to all Intergraph stockholders of record. The letter of transmittal and instructions will contain information on how to surrender Intergraph common stock in exchange for the merger consideration, without interest. Stockholders of record should be in receipt of the letter of transmittal before surrendering their shares. Stockholders who hold shares through a bank or broker will not have to take any action to have their shares converted into cash as such conversions will be handled by the bank or broker.
About Intergraph
Intergraph Corporation (NASDAQ: INGR) is a leading global provider of spatial information management (SIM) software. Security organizations, businesses and governments in more than 60 countries rely on the Company’s spatial technology and services to make better and faster operational decisions. Intergraph’s customers organize vast amounts of complex data into understandable visual representations, creating intelligent maps, managing assets, building and operating better plants and ships, and protecting critical infrastructure and millions of people around the world. For more information, visit www.intergraph.com.
About Hellman & Friedman LLC
Hellman & Friedman LLC is a leading private equity investment firm with offices in San Francisco, New York and London. The Firm focuses on investing in superior business franchises and serving as a value-added partner to management in select industries including financial services, professional services, asset management, software and information, media and energy. Since its founding in 1984, the Firm has raised and, through its affiliated funds, managed over $8 billion of committed capital. Recent investments include: Activant Solutions Inc., Artisan Partners Limited Partnership, DoubleClick, Inc., GeoVera Insurance Group Holdings, Ltd., LPL Holdings, Inc., Mondrian Investment Partners, Ltd., The Nasdaq Stock Market, Inc. (NDAQ), Texas Genco LLC, Vertafore, Inc. and VNU N.V. For more information, visit www.hf.com.

About Texas Pacific Group
Texas Pacific Group is a private investment partnership that was founded in 1992 and currently has more than $30 billion of assets under management. With offices in San Francisco, London, Hong Kong, Fort Worth and other locations globally, TPG has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures and restructurings. TPG seeks to invest in world-class franchises across a range of industries, including industrials (Altivity Packaging, British Vita, Grohe, Kraton Polymers, Texas Genco), technology (Lenovo, MEMC, Seagate, SunGard), retail/consumer (Debenhams, Ducati, J. Crew, Neiman Marcus, Petco), airlines (America West, Continental), media and communications (Findexa, MGM, TIM Hellas), financial services (Endurance Specialty Holdings, Fidelity National Information Services, LPL Financial Services) and healthcare (IASIS Healthcare, Oxford Health Plans, Quintiles Transnational), among others. For more information, visit www.texaspacificgroup.com.
About JMI Equity
JMI Equity, based in Baltimore and San Diego, is a private equity firm exclusively focused on investments in software and Internet driven businesses. Founded in 1992, JMI has invested in over 75 companies throughout North America and has approximately $700 million of capital under management. JMI invests in growing businesses. The Firm’s focus is on providing the first institutional capital to self-funded companies. JMI also invests in select recapitalization and management buyout financings. Representative investments include Blackbaud, Inc., DoubleClick, Inc., Jackson Hewitt, Inc., Mission Critical Software, Inc. (acquired by NetIQ, Inc), NEON Systems, Inc. (acquired by Progress Software Corporation), Transaction Systems Architects, Inc. and Unica Corporation. For more information, visit www.jmiequity.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on estimates and assumptions. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors and other risks are detailed in Intergraph’s current filings with the Securities and Exchange Commission, including Intergraph’s most recent filings on Forms 8-K, 10-Q and 10-K. Intergraph undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Intergraph and the Intergraph logo are trademarks or registered trademarks of Intergraph Corporation or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.
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